As filed with the Securities and Exchange Commission on November 23, 2011
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMOLECULAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1616267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3011 N. First Street

San Jose, CA 95134

(408) 582-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Intermolecular, Inc. 2004 Equity Incentive Plan, as amended

Intermolecular, Inc. 2011 Incentive Award Plan

(Full Title of the Plan)

David Lazovsky

President and Chief Executive Officer

Intermolecular, Inc.

3011 N. First Street

San Jose, CA 95134

(408) 582-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick A. Pohlen

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be		Offering		Aggregate	Amount of
to be Registered	Registered(1)		Price Per Share		Offering Price	Registration Fee(6)
Common Stock, par value $0.001 per share	8,105,592	(2)	$2.36	(3)	$19,129,198	$2,193
Common Stock, par value $0.001 per share	4,472,236	(4)	$9.53	(5)	$42,620,410	$4,885

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2004 Equity Incentive Plan (as amended, the “2004 Plan”) and the 2011 Incentive Award Plan (the “2011 Plan”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Represents 8,105,592 shares of common stock subject to outstanding awards under the 2004 Plan as of November 23, 2011. There are no shares reserved for future issuance under the 2004 Plan as of November 23, 2011. Any such shares of common stock that are subject to awards under the 2004 Plan which are forfeited or lapse unexercised and which are not issued under the 2004 Plan will be available for issuance under the 2011 Plan. See footnote 4 below.

(3)

This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. For the 8,105,592 shares of common stock reserved for issuance upon the exercise of outstanding awards granted under the 2004 Plan, the Proposed Maximum Offering Price Per Share is $2.36 per share, which is the weighted average exercise price of outstanding awards granted under the 2004 Plan.

(4)

Represents an aggregate of 4,472,236 shares of common stock available for future issuance under the 2011 Plan as of November 23, 2011, which number consists of (a) 127,500 shares of common stock subject to outstanding awards under the 2011 Plan as of November 23, 2011 and (b) 4,344,736 shares of common stock reserved for future grants under the 2011 Plan. To the extent outstanding awards under the 2004 Plan are forfeited or lapse unexercised and, following the effective date of the 2011 Plan, are not issued under the 2004 Plan, the shares of common stock subject to such awards will be available for future issuance under the 2011 Plan.

(5)

This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $9.53, which is the weighted average of (a) the exercise price of the outstanding awards granted under the 2011 Plan, or $10.00 per share, and (b) the average of the high and low prices for the registrant’s common stock as reported on the NASDAQ Global Select Market on November 21, 2011.

(6)

The Registrant previously filed a registration statement on Form S-1 (Registration No. 333-175877) with the Securities and Exchange Commission on July 29, 2011 (the “Initial Filing,” and as amended to date, the “S-1 Registration Statement”). A filing fee of $23,220 was paid by the Registrant prior to the Initial Filing, which was calculated assuming an estimated aggregate offering of $200,000,000 of the Registrant’s common stock. Pursuant to Rule 457(p) under the Securities Act, any unused portion of the $23,220 filing fee for such unsold common stock under the S-1 Registration Statement is entitled to be used to offset future filing fees. The entirety of the registration fee for this registration statement on Form S-8, or $7,078, is being offset by the registration fees paid in connection with unsold common stock registered by the Registrant under the S-1 Registration Statement in accordance with Rule 457(p).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Intermolecular, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.           Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed by us with the SEC:

(a)          The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on November 18, 2011, relating to the registration statement on Form S-1, as amended (Registration No. 333-175877), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)         The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35348), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 14, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.           Description of Securities.

Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

Latham & Watkins LLP, counsel to the Registrant, as well as certain attorneys and investment funds affiliated with the firm, own shares of Registrant’s common stock as well as options to purchase shares of Registrant’s common stock pursuant to the 2004 Plan, altogether comprising less than 1% of Registrant’s shares of common stock.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers from certain expenses in connection with legal proceedings and permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by this section.

Our amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Our amended and restated bylaws provide for the indemnification of officers, directors and third parties acting on our behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

We have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provisions provided for in our charter documents, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Item 7.           Exemption from Registration Claimed.

Not Applicable.

Item 8.           Exhibits.

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Intermolecular, Inc.(1)

4.2	Amended and Restated Bylaws of Intermolecular, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Intermolecular, Inc. 2004 Equity Incentive Plan, as amended(4)

4.5	Form of Early Exercise Stock Option Agreement under the 2004 Equity Incentive Plan(5)

4.6	Form of Stock Option Agreement under the 2004 Equity Incentive Plan(6)

4.7	Intermolecular, Inc. 2011 Incentive Award Plan(7)

4.8	Form of Stock Option Grant Notice and Stock Option Agreement under the 2011 Incentive Award Plan(8)

4.9	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2011 Incentive Award Plan(9)

4.10	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan(10)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)          Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 16, 2011 (File No. 333-175877), and incorporated by reference herein.

(2)          Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(3)          Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(4)          Previously filed as Exhibit 10.13a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 29, 2011 (File No. 333-175877), and incorporated by reference herein.

(5)          Previously filed as Exhibit 10.13b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 29, 2011 (File No. 333-175877), and incorporated by reference herein.

(6)          Previously filed as Exhibit 10.13c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 29, 2011 (File No. 333-175877), and incorporated by reference herein.

(7)          Previously filed as Exhibit 10.14a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(8)          Previously filed as Exhibit 10.14b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(9)          Previously filed as Exhibit 10.14c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(10)    Previously filed as Exhibit 10.14d to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

Item 9.           Undertakings.

a.             The Registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2.             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.                                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.                                       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 23rd day of November, 2011.

INTERMOLECULAR, INC.

By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David E. Lazovsky and Peter L. Eidelman, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID E. LAZOVSKY	President, Chief Executive Officer and Director	November 23, 2011
DAVID E. LAZOVSKY	(Principal Executive Officer)

/s/ PETER L. EIDELMAN	Chief Financial Officer	November 23, 2011
PETER L. EIDELMAN	(Principal Financial and Accounting Officer)

/s/ THOMAS R. BARUCH	Director	November 23, 2011
THOMAS R. BARUCH

/s/ MARVIN D. BURKETT	Director	November 23, 2011
MARVIN D. BURKETT

/s/ IRWIN FEDERMAN	Director	November 23, 2011
IRWIN FEDERMAN

/s/ BRUCE M. MCWILLIAMS	Director	November 23, 2011
BRUCE M. MCWILLIAMS

/s/ GEORGE M. SCALISE	Director	November 23, 2011
GEORGE M. SCALISE

/s/ JOHN L. WALECKA	Director	November 23, 2011
JOHN L. WALECKA

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Intermolecular, Inc.(1)

4.2	Amended and Restated Bylaws of Intermolecular, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Intermolecular, Inc. 2004 Equity Incentive Plan, as amended(4)

4.5	Form of Early Exercise Stock Option Agreement under the 2004 Equity Incentive Plan(5)

4.6	Form of Stock Option Agreement under the 2004 Equity Incentive Plan(6)

4.7	Intermolecular, Inc. 2011 Incentive Award Plan(7)

4.8	Form of Stock Option Grant Notice and Stock Option Agreement under the 2011 Incentive Award Plan(8)

4.9	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2011 Incentive Award Plan(9)

4.10	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2011 Incentive Award Plan(10)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

(1)          Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 16, 2011 (File No. 333-175877), and incorporated by reference herein.

(2)          Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(3)          Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(4)          Previously filed as Exhibit 10.13a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 29, 2011 (File No. 333-175877), and incorporated by reference herein.

(5)          Previously filed as Exhibit 10.13b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 29, 2011 (File No. 333-175877), and incorporated by reference herein.

(6)         Previously filed as Exhibit 10.13c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on July 29, 2011 (File No. 333-175877), and incorporated by reference herein.

(7)          Previously filed as Exhibit 10.14a to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(8)          Previously filed as Exhibit 10.14b to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(9)          Previously filed as Exhibit 10.14c to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.

(10)    Previously filed as Exhibit 10.14d to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 7, 2011 (File No. 333-175877), and incorporated by reference herein.